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                                                                      Exhibit 11
                               THE MAY DEPARTMENT STORES COMPANY
                             COMPUTATION OF NET EARNINGS PER SHARE
                       FOR THE THREE FISCAL YEARS ENDED FEBRUARY 1, 1997

(millions, except per share)                                  1996        1995        1994

Net earnings from continuing operations                   $    749    $    700    $    650
ESOP Preferred Dividends, net of tax
  benefit on unallocated shares                                (18)        (19)        (19)
Preferred Dividend requirements                                  -           -           -

Net earnings available for
  common shareowners:
      Continuing operations                                    731         681         631
      Discontinued operation                                    11          55         132
      Extraordinary loss                                        (5)         (3)          -
Total net earnings available for
  common shareowners                                      $    737    $    733    $    763

Average common shares outstanding                            247.2       248.9       248.4

Net earnings per share:
      Continuing operations                               $   2.95    $   2.73    $   2.54
      Discontinued operation                                  0.05        0.22        0.53
      Extraordinary loss                                     (0.02)      (0.01)          -
Total net earnings per share                              $   2.98    $   2.94    $   3.07

Primary Computation:

Net earnings available from
  continuing operations                                   $    731    $    681    $    631
Deferred comp. dividend adjustment                               1           1           1

Adjusted net earnings available:
      Continuing operations                                    732         682         632
      Discontinued operation                                    11          55         132
      Extraordinary loss                                        (5)         (3)          -
Total adjusted net earnings available:                    $    738    $    734    $    764

Average common shares outstanding                            247.2       248.9       248.4
Common share equivalents (CSE's)                               1.5         1.0         1.2

Average common stock and CSE's                               248.7       249.9       249.6

Primary earnings per share:
      Continuing operations                               $   2.94    $   2.73    $   2.53
      Discontinued operation                                  0.05        0.22        0.53
      Extraordinary loss                                     (0.02)      (0.01)          -
Total Primary Earnings per share                          $   2.97    $   2.94    $   3.06

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                                                                      Exhibit 11
                               THE MAY DEPARTMENT STORES COMPANY
                             COMPUTATION OF NET EARNINGS PER SHARE
                       FOR THE THREE FISCAL YEARS ENDED FEBRUARY 1, 1997

(millions, except per share)                                  1996        1995        1994

Fully Diluted Computation:

Adjusted net earnings available
  from continuing operations-PRIMARY                      $    732    $    682    $    632
Earnings impact of assumed conversion of
  ESOP Preference Shares, net of tax
  benefit on unallocated common shares                          12          11          10

Adjusted net earnings available-FULLY DILUTED:
      Continuing operations                                    744         693         642
      Discontinued operation                                    11          55         132
      Extraordinary loss                                        (5)         (3)          -
Total adjusted net earnings
  available-FULLY DILUTED:                                $    750    $    745    $    774

Average common shares and CSE's                              248.7       249.9       249.6
Additional CSE's attributable to treasury
  stock method                                                   -         0.4           -
ESOP Preference Shares                                        15.4        15.0        15.3

Average Common Shares Outstanding on
  fully diluted basis                                        264.1       265.3       264.9

Fully Diluted earnings per share:
      Continuing operations                               $   2.82    $   2.61    $   2.43
      Discontinued operation                                  0.04        0.21        0.49
      Extraordinary loss                                     (0.02)      (0.01)          -
Total Fully Diluted Earnings per share                    $   2.84    $   2.81    $   2.92
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